As filed with the Securities and Exchange Commission on August 4, 2026
Registration No. 333-294289

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CSB Financial Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	41-4994538
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

503 West Plane Street
Bethel, Ohio 45106
(513) 734-4445
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John E. Essen
President and Chief Executive Officer
CSB Financial Inc.
503 West Plane Street
Bethel, Ohio 45106
(513) 734-4445
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Kip A. Weissman, Esq. Victor L. Cangelosi, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2028
Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

Sale to the Public Concluded July 29, 2026.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 79,315 shares of the 1,482,250 shares of common stock, $0.01 par value per share, of CSB Financial Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on May 14, 2026.  Of the remaining 1,402,935 shares of common stock, (i) 1,375,435 shares have been offered and sold in accordance with and as described in the Registrant’s Prospectus dated May 14, 2026 (the “Prospectus”), as filed pursuant to Securities Act Rule 424(b) on May 26, 2026, and (ii) 27,500 shares have been issued to Community Savings Bank Foundation, Inc.  The Registrant has determined that no further shares of common stock will be offered and sold or issued by it pursuant to the Form S-1.  The Registrant, therefore, requests deregistration of the 79,315 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Ohio, on August 4, 2026.

CSB FINANCIAL INC.
By: /s/ John E. Essen
John E. Essen
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John E. Essen John E. Essen	President and Chief Executive Officer and a Director (Principal Executive Officer)	August 4, 2026

/s/ Michele M. Mueller * Michele M. Mueller	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 4, 2026

/s/ Donna J. Gunn * Donna J. Gunn	Director	August 4, 2026

/s/ Ruth A. Lung * Ruth A. Lung	Director	August 4, 2026

/s/ Gerald T. Mueller * Gerald T. Mueller	Director	August 4, 2026

/s/ George S. Pearce * George S. Pearce	Director	August 4, 2026

/s/ James R. Smith * James R. Smith	Director (Chairman of the Board)	August 4, 2026

*  Pursuant to Power of Attorney dated March 13, 2026.